EXHIBIT 10.34

                     SECOND AMENDMENT TO PURCHASE AGREEMENT

         THIS IS A SECOND AMENDMENT TO PURCHASE AGREEMENT (the "Amendment") dated as of December 27, 1996 by and among CHS Electronics, Inc., a Florida corporation ("Buyer"), and Merisel, Inc., a Delaware corporation ("Merisel"), and Merisel Europe, Inc., a Delaware corporation ("Europe"). Merisel and Europe are collectively referred to herein as the "Sellers." All capitalized terms without definition used in this Amendment shall retain their respective meanings as specified in the Purchase Agreement (as defined hereafter).

                                   BACKGROUND

         Pursuant to the Purchase Agreement (the "Purchase Agreement") dated August 29, 1996 by and among the Buyer and the Sellers, the Buyer agreed to purchase and the Sellers agreed to sell the Europe Stock, the Latin America Stock and the Mexico Stock and the Europe Assets on the terms and subject to the conditions set forth in such Purchase Agreement. The Purchase Agreement was amended by a First Amendment to Purchase Agreement dated as of October 4, 1996 (the "First Amendment"). The Buyer and the Sellers have deemed it advisable to further amend certain terms of the Purchase Agreement, as amended by the First Amendment, subject to the terms and conditions of this Second Amendment.

                                      TERMS

         In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I.

1.1.       AMENDMENT TO SECTIONS 1.2(C)(I) AND (C)(II). Sections 1.2(c)(i) and
(c)(ii) of the Purchase Agreement are hereby amended in their entirety as follows:

           (c) REGARDING THE CLOSING BALANCE SHEETS. (i) Promptly after the Closing Date, but in any event no later than 60 days after the Closing Date, Europe shall prepare and deliver to Buyer, or cause to be prepared and delivered to Buyer, a combining balance sheet of the European Subsidiaries and Europe Assets as of the close of business on the Closing Date (the "Europe Closing Balance Sheet"), together with the draft audit report of Deloitte & Touche, LLP thereon. The Europe Closing Balance Sheet shall be prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied consistently with those U.S. GAAP principles applied in the preparation of the 1995 Balance Sheets (as defined in SECTION 2.7) (such accounting principles being, the "Accounting Principles"), except that the accounts receivable and inventory on the Europe Closing Balance Sheet will be valued utilizing the adjustments listed in Exhibit A. In addition, the combining closing balance sheet will convert foreign currencies to U.S. dollars at the closing exchange rate published in the Wall Street Journal as of the Closing Date, and the Europe Closing Balance Sheet will be prior to the application of purchase accounting and recordation of the transactions contemplated in the Agreement. MIFINCO, Inc.'s investment in shares of Merisel France, Inc. and Mexico will be valued at zero for the combining Closing Balance Sheet. The report of Deloitte & Touche, LLP shall state (without qualification as to scope of audit or other matters) that in their opinion the Europe Closing Balance Sheet presents fairly in all material respects, the net assets of Europe sold as of the Closing Date, on the basis of accounting defined in this Agreement and Exhibit A. The Europe Closing Balance Sheet shall be subject to the review of Grant Thornton L.L.P. The parties shall allow and cause the European Subsidiaries to allow the parties, Grant Thornton, L.L.P. and other representatives of the parties full and complete access to all work papers, books and records and all additional information used in preparing the Europe Closing Balance Sheet and will make their and the European Subsidiaries' officers and employees reasonably available to discuss with the parties and their representatives such papers, books, records and information. Buyer and its representatives shall be provided complete access to all work papers and other information used by Deloitte & Touche, LLP in examining the Europe Closing Balance Sheet which are not proprietary to Deloitte & Touche, LLP and Sellers and their representatives shall be provided complete access to all work papers and other information used by Grant Thornton, L.L.P. in reviewing the Europe Closing Balance Sheet which are not proprietary to Grant Thornton, LLP. Buyer has notified Sellers of its disagreement with the draft Europe Closing Balance Sheet. If such disagreement cannot be resolved by Buyer and Europe (each of which shall use their "reasonable efforts" to so resolve the claim) prior to January 31, 1997, the items in dispute shall be submitted to a nationally recognized firm of independent auditors acceptable to both Buyer and Europe (or, in the absence of agreement, the auditing firm of KPMG Peat Marwick L.L.P.) (the "Resolution Accountants"). The sole function of the Resolution Accountants shall be to select as most accurately reflecting the Europe Closing Balance Sheet, without adjustment or alteration, the Europe Closing Balance Sheet submitted by Buyer or the Europe Closing Balance Sheet submitted by Europe as the true Europe Closing Balance Sheet, and the determination by such independent auditing firm shall be binding and conclusive upon the parties. If the Resolution Accountants select the Europe Closing Balance Sheet submitted by Buyer, Europe shall pay the fees and expenses of the Resolution Accountants; if the Resolution Accountants select the Europe Closing Balance Sheet submitted by Europe, Buyer shall pay the fees and expenses of the Resolution Accountants. Europe shall pay the cost of the fees and expenses of Deloitte & Touche, L.L.P. and Buyer shall pay the cost of the fees and expenses of Grant Thornton L.L.P. There shall be no adjustment to the Purchase Price unless and until such adjustment exceeds $250,000 and only to the extent of that excess of $250,000.

                  (ii) Promptly after the Closing Date, but in any event no later than 60 days after the Closing Date, Merisel shall prepare and deliver to Buyer, or cause to be prepared and delivered to Buyer, a combining balance sheet of Latin America and Mexico (the "Latin/Mexico Closing Balance Sheet") as of the close of business on the Closing Date, together with the draft audit report of Deloitte & Touche, LLP thereon. The Latin/Mexico Closing Balance Sheet shall be prepared in accordance with U.S. GAAP applied consistently with those U.S. GAAP principles applied in the preparation of the 1995 Balance Sheets, except that the Latin/Mexico Closing Balance Sheet will convert Mexican pesos to U.S. dollars at the closing exchange rate published in the Wall Street Journal as of the Closing Date and the Latin/Mexico Closing Balance Sheet will be prior to the application of purchase accounting and recordation of the transactions contemplated in this Agreement (the "Latin American Accounting Principles"). The report of Deloitte & Touche, L.L.P. shall state (without qualification as to scope of audit or other matters) that in their opinion the Latin/Mexico Closing Balance Sheet presents fairly in all material respects, the net assets of Mexico and Latin America sold as of the Closing Date, on the basis of the Latin American Accounting Principles defined in this Agreement. The parties shall allow and cause Latin America and Mexico to allow the parties, Grant Thornton, L.L.P. and other representatives of the parties, full and complete access to all work papers, books and records and all additional information used in preparing the Latin/Mexico Closing Balance Sheet and will make their and will use their reasonable efforts to make Latin America's and Mexico's officers and employees available to discuss with the parties and their representatives such papers, books, records and information. Buyer and all its representatives shall be provided complete access to all work papers and other information used by Deloitte & Touche, LLP in auditing the Latin/Mexico Closing Balance Sheet which are not proprietary to Deloitte & Touche LLP and Sellers and their representatives should be provided complete access to all work papers and other information used by Grant Thornton L.L.P. in reviewing the Latin/Mexico Closing Balance Sheet which are not proprietary to Grant Thornton L.L.P. Buyer has notified Merisel of its disagreement with the draft Latin/Mexico Closing Balance Sheet. If such disagreement cannot be resolved by Buyer and Merisel (each of which shall use their "reasonable efforts" to so resolve the claim) prior to January 31, 1997, the items in dispute shall be submitted to the Resolution Accountants. The sole function of the Resolution Accountants shall be to select as most accurately reflecting the Latin/Mexico Closing Balance Sheet, without adjustment or alteration, the Latin/Mexico Closing Balance Sheet submitted by Buyer to the Resolution Accountants, which closing balance sheet reflects the results of any previous discussions between the parties or the Latin/Mexico Closing Balance Sheet submitted by Merisel to the Resolution Accountants, which closing balance sheet reflects the results of any previous discussions between the parties as the true Latin/Mexico Closing Balance Sheet, and the determination by such independent auditing firm shall be binding and conclusive upon the parties. If the Resolution Accountants select the Latin/Mexico Closing Balance Sheet submitted by Buyer, Merisel shall pay the fees and expenses of the Resolution Accountants; if the Resolution Accountants select the Latin/Mexico Closing Balance Sheet submitted by Merisel, Buyer shall pay the fees and expenses of the Resolution Accountants. Merisel shall pay the cost of the fees and expenses of Deloitte & Touche, LLP and Buyer shall pay the cost of the fees and expenses of Grant Thornton L.L.P.

                                   ARTICLE II.

2.1 EFFECT OF AMENDMENT. Except as expressly provided in Article I of this Amendment, nothing shall affect or be deemed to affect any provisions of the Purchase Agreement, as amended by the First Amendment, and, except only to the extent that they may be varied hereby, the Buyer and Sellers hereby ratify and confirm all of their agreements and obligations contained in the Purchase Agreement, as amended by the First Amendment and hereby.

2.2 COUNTERPARTS. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

2.3 GOVERNING LAW. This Second Amendment shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to principles of conflicts of laws.

           IN WITNESS WHEREOF, the parties hereto have executed or caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.

                      CHS ELECTRONICS, INC.

                      By:  /S/ CLAUDIO OSORIO
                           ----------------------------------------------------
                               Claudio Osorio, Chief Executive Officer

                      MERISEL, INC.


                      By:  /S/ DWIGHT STEFFENSEN
                           ----------------------------------------------------
                               Dwight Steffensen, Chief Executive Officer

                      MERISEL EUROPE, INC.

                      By:  /S/ DWIGHT STEFFENSEN
                           ----------------------------------------------------
                               Dwight Steffensen, Chief Executive Officer